EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-72645 and No. 333-74729) and on Form S-3 (No. 333-90453) of
our report dated November 26, 2000 on our audit of the consolidated financial statements of Eagle Wireless International, Inc. and subsidiaries as of August 31, 2000 included in the company's Annual Report on Form 10-KSB.





McManus & Co., P.C.
Certified Public Accountants
Morris Plains, New Jersey